As filed with the Securities and Exchange Commission on February 8, 2007 Registration No. 333-40905

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

APPLIED MICRO CIRCUITS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

94-2586591

(I.R.S. Employer Identification Number)

215 Moffett Park Drive

Sunnyvale, California 94089

(858) 450-9333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1997 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Robert G. Gargus

Senior Vice President and Chief Financial Officer

APPLIED MICRO CIRCUITS CORPORATION

215 Moffett Park Drive

Sunnyvale, California 94089

(858) 450-9333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Cynthia J. Moreland, Esq. Vice President and General Counsel APPLIED MICRO CIRCUITS CORPORATION 215 Moffett Park Drive Sunnyvale, California 94089 (858) 450-9333	D. Bradley Peck, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

DEREGISTRATION OF SECURITIES

On November 24, 1997, Applied Micro Circuits Corporation, a Delaware corporation, filed with the Securities and Exchange Commission a registration statement on Form S-8 (Registration No. 333-40905) (the “Registration Statement”) registering the sale of up to 3,200,000 shares of Common Stock (as adjusted for subsequent stock splits), par value $0.01 per share, pursuant to the 1997 Employee Stock Purchase Plan.

Applied Micro Circuits Corporation is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister any and all remaining unsold shares of Common Stock, par value $0.01 per share, covered by such Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 7, 2007.

APPLIED MICRO CIRCUITS CORPORATION

By:	/s/ KAMBIZ Y. HOOSHMAND
Kambiz Y. Hooshmand President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KAMBIZ Y. HOOSHMAND Kambiz Y. Hooshmand	President and Chief Executive Officer (Principal Executive Officer)	February 7, 2007

/S/ ROBERT G. GARGUS Robert G. Gargus	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 7, 2007

/S/ CESAR CESARATTO Cesar Cesaratto	Chairman of the Board	February 7, 2007

/S/ MURRAY A. GOLDMAN Murray A. Goldman	Director	February 7, 2007

/S/ NIEL RANSOM Niel Ransom	Director	February 7, 2007

/S/ FRED SHLAPAK Fred Shlapak	Director	February 7, 2007

/S/ ARTHUR B. STABENOW Arthur B. Stabenow	Director	February 7, 2007

/S/ JULIE H. SULLIVAN Julie H. Sullivan	Director	February 7, 2007

/S/ HARVEY P. WHITE Harvey P. White	Director	February 7, 2007

/S/ DAVID B. WRIGHT David B. Wright	Director	February 7, 2007